Exhibit 23: Consent of Independent Registered Public Accounting Firm
November 4, 2005
We consent to the use of our reports, dated November 3, 2005, in Form 10-Q filing of Peoples Financial Corporation.
/s/ Piltz, Williams, LaRosa & Co.
PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi